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                                                                 Exhibit 10.11

                           EXCLUSIVE SUPPLY AGREEMENT

         This Exclusive Supply Agreement (the "Agreement") is made and entered into as of the 31st day of May, 1996 by and between Superior Supplements, Inc., a Delaware corporation ("SSI"), and Compare Generiks, Inc., a Delaware corporation ("CGI").

                              W I T N E S S E T H:

         WHEREAS, SSI is engaged in the business of manufacturing and distributing certain vitamins in bulk tablet form; and

         WHEREAS, SSI owns and operates a factory for the manufacture of vitamins in bulk tablet form; and

         WHEREAS, CGI is engaged in the business of marketing and distributing vitamin products.

         NOW, THEREFORE, the parties for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, agree as follows:

         1. Exclusive Purchase and Sale of Products.

                  (a) During the term hereof (the "Term"), as defined at paragraph 3 hereof, CGI, its successors, assigns, subsidiaries and affiliates (collectively, "CGI") shall purchase from SSI, exclusively, all "Pills" (the "Pills") which CGI distributes, markets or otherwise sells within the United States ("US"). For purposes of this Agreement, the term "Pills" shall include all vitamins manufactured in bulk tablet form, other than any vitamins now or hereafter sold under the "Energex" trade mark or as part of the "Energex" product line, as set forth on Schedule 1(a) attached hereto and as notified in writing by CGI to SSI from time to time.

                  (b) SSI shall use its best efforts to fulfill all of CGI's orders on a timely basis. SSI shall comply with applicable laws and regulations regarding the manufacture and delivery of Pills for and on behalf of CGI.

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                  (c) SSI will supply all materials used in connection with the manufacture of the Pills. All Pills shall meet CGI's specifications.

                  (d) All sales by SSI to CGI will be FOB, SSI's manufacturing facility in Hauppauge, New York or such other manufacturing facility of SSI of SSI's choice. Title to and risk of loss of the products shall pass from SSI to CGI upon acceptance by the carrier of CGI's choice.

                  (e) Nothing herein shall restrict or limit in any manner the right of SSI to sell Pills, or any other products, to any party other than CGI.


         2. Purchase Price and Payment. CGI will pay for the Pills as follows:

                  (a) CGI will pay to SSI, SSI's material cost ("Material Cost") plus fifteen percent (15%). For purposes of this agreement "Material Cost" shall mean SSI's actual material expenses incurred in the manufacture of the Pills.

                  (b) SSI shall invoice CGI upon delivery of each order and all invoices shall be paid by CGI within thirty (30) days of the date of shipment. CGI shall pay all costs and expenses, including reasonable attorney's fees, reasonably incurred by SSI in the collection of any sum payable hereunder by CGI to SSI. In addition to paying the price in effect under this Agreement, CGI shall pay all sales or use taxes applicable to the sale or delivery by SSI or the subsequent use by CGI of any items delivered hereunder.

         3. Term of Agreement.

                  (a) The term of this Agreement (the "Term") shall commence on the date hereof (the "Effective Date") and shall continue for a period of three
(3) years, and thereafter will be automatically renewed for successive one (1) year terms unless either party provides written notice of intent to terminate the Agreement at least ninety (90) days prior to the end of any Agreement Year, as defined below.

                  (b) For purposes of this Agreement, an "Agreement Year" shall commence on the Effective Date and on each anniversary thereof and shall end on the day before the first anniversary of each such Agreement Year.

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         4. Placement and Acceptance of Orders; Delivery Schedule.

                  (a) Written Orders. CGI will place all orders for the purchase of Pills from SSI, by written purchase order executed by an authorized agent of CGI, no less than forty-five (45) days in advance. Such orders shall be filled by SSI, within such forty-five (45) day period, unless an order is significantly in excess of previous orders, in which case SSI will use its best efforts to process the order, or a substantial portion thereof, within a forty-five (45) day period or a reasonable time period (subject to raw material availability).

                  (b) Rejection of Orders. SSI shall not be obligated to manufacture or distribute to CGI any item, and shall have the right to reject any order, in whole or in part, based upon SSI's determination that such manufacture or distribution might violate existing regulatory standards, requirements, regulations, or concerns. In the event, SSI declines to manufacture any item requested by CGI, or rejects any order placed by CGI, CGI shall have the right to purchase such item or items, or fill such requested order or such portion of an order, through another manufacturer or distributor.

                  (c) Resale of Products. CGI will not sell or distribute any product purchased from SSI hereunder to any party or entity that CGI knows, or has reason to know, will utilize such product in any manner that is inconsistent with or contrary to prevailing federal and state regulations or laws, including the rules and regulations of any state or federal regulatory organization.

                  (d) Obligation for Cost of Raw Materials. Upon placement of any order, CGI shall become liable for all costs incurred by SSI in connection with the purchase of raw materials to be used in fulfilling such order.

         5. Force Majeure. SSI shall not be liable for any delay or failure to perform in accordance with this Agreement if such delay or failure to perform is a result of a strike, lock-out or other labor dispute; riot, insurrection, civil disturbance or other hostility; embargo; inability or delay in obtaining fuel, energy, equipment or power; inability or delay in obtaining labor or materials; inability or delay in obtaining government approvals, permits or licenses; inability or delay in obtaining transportation or other services; fire, flood, lightning, storm, earthquake, or other Act of God; or is a result of causes beyond SSI's reasonable control (each of the foregoing being hereinafter referred to as an "Event of Force Majeure"). In

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such event, SSI's obligation to perform hereunder shall be suspended for the duration of such Event of Force Majeure. SSI will use reasonable efforts to promptly notify CGI, either orally or in writing, upon learning of the occurrence or potential occurrence of such Event of Force Majeure. If any Event of Force Majeure is not remedied by SSI within five (5) days of its occurrence, CGI shall have the right to purchase Pills from another manufacturer or distributor until such time as SSI can again fully meet CGI's needs and has given CGI at least thirty (30) days written notice of such fact.

         6. Exclusivity Provisions.

         6.1 Exclusivity. This Agreement shall automatically terminate in the event during any year of the Term CGI purchases Pills from any other parties in violation of this Agreement.

         6.2 Indemnification. CGI hereby agrees to indemnify and hold SSI, its officers, directors, agents, servants, employees, subsidiaries and affiliates, harmless from and against any and all claims, suits, demands, losses, liabilities, damages, court costs, (including reasonable attorneys' fees), whether based in contract or in tort, arising out of or related to, or as a consequence of any act or omission of CGI relating to the Pills.

         6.3 Termination of this Agreement.

                  (a) SSI shall have the right to terminate this Agreement at its sole discretion, at any time, upon being advised that any regulatory authority objects to the sale of the Pills by SSI to CGI.

                  (b) Upon the termination of this Agreement any then unpaid accounts receivable fees shall accrue and become immediately due and payable.

         7. Termination of Agreement.


                  (a) In the event of the occurrence of any of the following events: (i) insolvency or the making by a party hereto of an assignment for the benefit of creditors; (ii) the filing by or against a party hereto of, or the entry of an order for relief against a party hereto in, a voluntary or involuntary proceeding under any bankruptcy, insolvency, reorganization or receivership law; (iii) the appointment

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of a receiver for all or a substantial portion of CGI's property; (iv) the assumption of custody, attachment or sequestration by a court of competent jurisdiction of all or a significant portion of a party's property; (v) a party hereto or any principal thereof is charged with a felony or crime of moral turpitude; (vi) notification to a party hereto from the United States Drug Enforcement Administration, or any other federal or state regulatory agency, that such party should discontinue business relations with the other party; or
(vii) fraudulent conduct by a party hereto in any of its dealings with the other party, the non-defaulting party shall have the right to terminate this Agreement, by written notice to the other party. No assignee for the benefit of creditors, receiver, liquidator, trustee in bankruptcy, sheriff or any other officer of the court or official charged with taking over custody of the assets or business or a party shall have any right to continue performance of this Agreement, and this Agreement may not be assigned by CGI by operation of law.

                  (b) Any failure by either party to terminate this Agreement by reason of one or more of the foregoing acts or events shall not constitute a waiver of the right to terminate this Agreement upon reoccurrence or continuance of such acts or events.

         8. Representations and Warranties of CGI. CGI (including all of its subsidiaries and affiliates) represents and warrants to SSI as follows:

         8.1 Organization and Qualification. CGI is a corporation validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to (a) own, lease and operate its properties and assets as they are now owned, leased and operated and (b) carry on its business as now presently conducted. CGI is duly qualified to do business in each jurisdiction in which the nature of its business or properties makes such qualification necessary, except where the failure to do so would not have a material adverse effect on the business of CGI.

         8.2 Subsidiaries and Affiliates. Except as set forth on Schedule 9.2 hereof, CGI has no subsidiaries or affiliates.

         8.3 Validity and Execution of Agreement. CGI has the full legal right, capacity and power and all requisite corporate authority and approval required to enter into, execute and deliver this Agreement and any other agreement or instrument contemplated hereby, and to perform fully its obligations hereunder and

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thereunder. The stockholders and the board of directors of CGI has approved the transactions contemplated pursuant to this Agreement. This Agreement has been duly executed and delivered by CGI and constitutes the valid and binding obligation of CGI enforceable against it in accordance with its terms.

         8.4 No Conflict. Neither the execution and delivery of this Agreement nor the performance by CGI of the transactions contemplated hereby will: violate or conflict with (a) any of the provisions of the Certificate of Incorporation or Bylaws or other organizational documents of CGI; (b) result in the acceleration of, or entitle any party to accelerate the maturity or the cancellation of the performance of any obligation under, or result in the creation or imposition of any lien in or upon their respective assets or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under any contract, (c) any order, judgment, regulation or ruling of any governmental or regulatory body to which CGI are a party or by which any of its property or assets may be bound or affected or with any provision of any law, rule, regulation, order, judgment, or ruling of any governmental or regulatory body applicable to CGI.

         8.5 Licenses and Permits. CGI maintains all governmental permits, licenses, registrations and other governmental consents (federal, state and local) which are necessary in connection with its operations and properties, and no others are required. All such permits, licenses, registrations and consents are in full force and effect and in good standing and shall continue to be in full force and effect and in good standing following the consummation of the transactions contemplated by this Agreement.

         8.6 Compliance with Laws. CGI has complied in all respects with all applicable federal, state and local laws, regulations and ordinances or any requirement of any governmental or regulatory body, court or arbitrator affecting the business or the assets the failure to comply with which could have a material adverse effect on the business of CGI.

         8.7 Products. There are no statements, citations or decisions by any governmental or regulatory body that any product marketed or distributed at any time by CGI is defective or fails to meet in any material respect any standards promulgated by any such governmental or regulatory body. There have been no recalls ordered by any such governmental or regulatory body with respect to any product. To the best knowledge of CGI, there is no (a) fact relating to any product that may impose upon the Companies a duty to recall any product or a duty to warn customers of a defect in any product, other than defects about which CGI has

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issued appropriate and adequate warnings or (b) latent or overt design, manufacturing or other defect in any product.

         8.8 Survival. All of the representations and warranties of CGI contained herein shall survive the date hereof until the date upon which the liability to which any claim relating to any such representation or warranty is barred by all applicable statutes of limitations.

         9. Representations and Warranties of SSI.

         9.1 Organization and Qualification. SSI is a corporation validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to (a) own, lease and operate its properties and assets as they are now owned, leased and operated and (b) carry on its business as now presently conducted. SSI is duly qualified to do business in each jurisdiction in which the nature of its business or properties makes such qualification necessary, except where the failure to do so would not have a material adverse effect on the business of SSI.

         9.2 Subsidiaries and Affiliates. Except as set forth on Schedule 10.2 hereof, SSI has no subsidiaries or affiliates.

         9.3 Validity and Execution of Agreement. SSI has the full legal right, capacity and power and all requisite corporate authority and approval required to enter into, execute and deliver this Agreement and any other agreement or instrument contemplated hereby, and to perform fully its obligations hereunder and thereunder. The stockholders and the board of directors of SSI has approved the transactions contemplated pursuant to this Agreement. This Agreement has been duly executed and delivered by SSI and constitutes the valid and binding obligation of SSI enforceable against it in accordance with its terms.

         9.4 No Conflict. Neither the execution and delivery of this Agreement nor the performance by SSI of the transactions contemplated hereby will: violate or conflict with (a) any of the provisions of the Certificate of Incorporation or Bylaws or other organizational documents of SSI; (b) result in the acceleration of, or entitle any party to accelerate the maturity or the cancellation of the performance of any obligation under, or result in the creation or imposition of any lien in or upon their respective assets or constitute a default (or an event which might, with

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the passage of time or the giving of notice, or both, constitute a default)
under any contract, (c) any order, judgment, regulation or ruling of any governmental or regulatory body to which SSI are a party or by which any of its property or assets may be bound or affected or with any provision of any law, rule, regulation, order, judgment, or ruling of any governmental or regulatory body applicable to SSI.

         9.5 Licenses and Permits. SSI maintains all governmental permits, licenses, registrations and other governmental consents (federal, state and local) which are necessary in connection with its operations and properties, and no others are required. All such permits, licenses, registrations and consents are in full force and effect and in good standing and shall continue to be in full force and effect and in good standing following the consummation of the transactions contemplated by this Agreement.


         9.6 Compliance with Laws. SSI has complied in all respects with all applicable federal, state and local laws, regulations and ordinances or any requirement of any governmental or regulatory body, court or arbitrator affecting the business or the assets the failure to comply with which could have a material adverse effect on the business of SSI.

         9.7 Products. To SSI's knowledge, there are no statements, citations or decisions by any governmental or regulatory body that any product marketed or distributed at any time by SSI is defective or fails to meet in any material respect any standards promulgated by an governmental or regulatory body. There have been no recalls ordered by any such governmental or regulatory body with respect to any product. To the knowledge of SSI, there is no (a) fact relating to any product that may impose upon SSI a duty to recall any product or a duty to warn customers or a defect in any product, other than defects about which SSI has issued appropriate and adequate warning, or (b) latent or overt design, manufacturing or other defect in any product.

         9.8 Survival. All of the representations and warranties of SSI contained herein shall survive the date hereof until the date upon which the liability to which any claim relating to any such representation or warranty is barred by all applicable statutes of limitations.

         10. Nondisclosure. Neither party, nor any person controlled by it, shall for any reason other than fulfilling its obligations hereunder, directly or indirectly,

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for itself or any other person, use or disclose any trade secrets or confidential information, know-how or proprietary information relating to the other party, except to the extent (i) within the public domain; or (ii) pursuant to a subpoena, court order or applicable law.

         11. Relationship of the Parties. The relationship of the parties created hereby is that of independent contractors, and neither party shall have any right or authority to create or assume any obligation of any kind on behalf of the other.

         12. Disclaimer of Warranties. SSI makes no other representations or warranties except as set forth in this Agreement, and SSI expressly disclaims any implied warranties of merchantability, fitness for use or fitness for a particular purpose.

         13. Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be given personally, telegraphed, telefaxed, sent by facsimile transmission or sent by prepaid air courier, same day or overnight messenger or certified, registered or express mail, postage prepaid. Any such notice shall be deemed to have been given (a) when received, if delivered in person, telegraphed, telexed, sent by facsimile transmission and confirmed in writing within three (3) Business Days thereafter or sent by prepaid air courier, same day or overnight messenger or
(b) three (3) Business Days following the mailing thereof, if mailed by certified first class mail, postage prepaid, return receipt requested, in any such case as follows (or to such other address or addresses as a party may have advised the other in the manner provided in this Section 13):

                  If to SSI, to:

                           Superior Supplements, Inc.
                           270 Oser Avenue
                           Hauppauge, NY  11788
                           Attn: Larry Simon

                  with copy to:

                           Bernstein & Wasserman, LLP
                           950 Third Avenue, 10th Floor

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                           New York, NY  10022
                           Attn:  Hartley T. Bernstein

                  If to CGI, to:

                           Compare Generiks, Inc.
                           300 Oser Avenue
                           Hauppauge, NY  11788
                           Attn: Thomas A. Keith

         14. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither party shall assign any of its rights or delegate any of its duties or obligations hereunder without the prior written consent of the other party. Notwithstanding the foregoing, the parties hereto do not intend to create hereby, and this Agreement shall not be read or construed to create or grant, any rights or benefits in or for any person or entity other than the parties hereto and any and all such third party rights or benefits are hereby expressly disclaimed and denied.

         15. Governing Laws. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law, and the parties irrevocably agree to submit any controversy or claim arising out of or relating to this Agreement to a court of competent jurisdiction located in the State of New York. The parties agree that any proceedings arising out of, relating to, or brought for the purpose of enforcing this Agreement, or remedying any breach thereof shall be instituted in the courts of the State of New York, and in no other jurisdiction.

         16. Counterparts. This Agreement may be executed simultaneously in counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

         17. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         18. Amendment. This Agreement may be amended only by a writing signed by all parties hereto.

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         19. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to its subject matter and supersedes any prior arrangements or understandings (written or otherwise) between them.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the first date written above.

                                            SUPERIOR SUPPLEMENTS, INC.

                                            By: /s/ Lawrence D. Simon
                                               ------------------------
                                               Lawrence D. Simon

                                            COMPARE GENERIKS, INC.

                                            By: /s/ Thomas A. Keith
                                               ------------------------
                                                Thomas A. Keith